UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 30, 2007
Commission File No. 001-31463
DICK’S SPORTING GOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1241537 (I.R.S. Employer Identification No.)

300 Industry Drive, RIDC Park West, Pittsburgh, Pennsylvania (Address of principal executive offices)	15275 (Zip Code)
(724) 273-3400
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
On November 30, 2007, Dick’s Sporting Goods, Inc. (NYSE: DKS) (the “Company”) completed its acquisition of all outstanding capital equity of Chick’s Sporting Goods, Inc., a privately held corporation. Under the terms of the agreement, Dick’s paid approximately $40 million in cash for the outstanding equity of Chick’s. Including the assumption of approximately $31 million of indebtedness, the transaction values Chick’s at approximately $71 million, and was financed using Dick’s existing credit facility. The Chick’s selling shareholders also have the opportunity to earn up to $5 million in additional consideration, upon satisfaction by Chick’s of certain specified performance criteria through June, 2008.
In connection with the acquisition of Chick’s Sporting Goods, the Company entered into a Fifth Amendment, dated as of November 20, 2007 (the “Fifth Amendment”), to its Second Amended and Restated Credit Agreement, dated July 28, 2004 (as amended, the “Credit Agreement”), among the Company, certain lenders and General Electric Capital Corporation as agent, whereby the parties made certain immaterial changes to the Credit Agreement in connection with the acquisition of Chick’s Sporting Goods, Inc. The summary of the Fifth Amendment in this Current Report on Form 8-K is qualified in its entirety to the full text of the Fifth Amendment attached hereto as Exhibit 10.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
Exhibit 10.1  Fifth Amendment to the Second Amended and Restated Credit Agreement, dated as of November 20, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.
Date: December 6, 2007	By:	/s/ Timothy E. Kullman
		Name:	Timothy E. Kullman
		Title:	SVP - Chief Financial Officer

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